SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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CTI MOLECULAR IMAGING, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT 2004 ANNUAL MEETING OF STOCKHOLDERS APRIL 6, 2004
About This Proxy Statement
About the Annual Meeting
Annual Report on Form 10-K
Stock Ownership
Section 16(a) Beneficial Ownership Reporting Compliance
Item 1: Election of Directors
Class I Directors - Terms expiring 2006:
Class III Directors – Terms expiring 2005:
Audit Committee
Compensation Committee
Corporate Governance Committee
Stock Option Committee
Report of the Audit Committee
Executive Officer Compensation and Related Information
Report of the Compensation Committee
Introduction
Compensation Philosophy
Base Salary
Bonuses
Long-Term Component -- Stock Incentive Plans
Other Benefits
Chief Executive Officer Compensation
Federal Income Tax Deductibility Limitations
Summary
Compensation Committee Interlocks and Insider Participation
Performance Graph
Certain Relationships and Related Transactions
Corridor Park Limited Partnership II
Concorde Microsystems, Inc.
UCLA Relationship
Jordan & Davis Partners, LLC
Item 2: Ratification of Appointment of Independent Auditors
Item 3: Amendment of 2002 Long-Term Incentive Plan
General Terms
Federal Income Tax Consequences
Equity Compensation Plan Information
Other Matters
Additional Information
Appendix 1: Charter of the Audit Committee of the Board of Directors of CTI Molecular Imaging, Inc.
Purpose
Composition of the Committee
Authority and Responsibilities
Committee Meetings
EXHIBIT A:
Background
Amendment
SIGNATURE

CTI Molecular Imaging, Inc. 810 Innovation Drive Knoxville, Tennessee 37932-2571 865.218.2000

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

      We will hold the 2004 Annual Meeting of Stockholders of CTI Molecular Imaging, Inc., a Delaware corporation, on Tuesday, April 6, 2004, beginning at 9:30 a.m. Eastern time, at the Company’s headquarters at 810 Innovation Drive, Knoxville, Tennessee 37932-2571. The Annual Meeting is being held for the following purposes:

1.	To elect three directors to serve on the Company’s Board of Directors for a three-year term ending at the annual meeting of stockholders in 2007;

2.	To ratify the reappointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants;

3.	To act on a proposal to approve and adopt an amendment to the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan; and

4.	To transact any other business that properly comes before the Annual Meeting.

      Only stockholders of record as of the close of business on March 2, 2004 will be entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements of it.

      You are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope.

By Order of the Board of Directors,

Jack H. McCall
General Counsel and Secretary

March 5, 2004

YOUR VOTE IS IMPORTANT

TO ENSURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING BY FILING A WRITTEN REVOCATION WITH THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE SECRETARY A DULY EXECUTED PROXY CARD BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

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ii

CTI Molecular Imaging, Inc. 810 Innovation Drive Knoxville, Tennessee 37932-2571 865.218.2000

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS
APRIL 6, 2004

       The Board of Directors of CTI Molecular Imaging, Inc., a Delaware corporation (which will be referred to as “we,” “us,” “our,” “CTI,” or “the Company” in this proxy statement), has called a Annual Meeting of Stockholders of the Company, to be held on Tuesday, April 6, 2004, beginning at 9:30 a.m. Eastern time, at 810 Innovation Drive, Knoxville, Tennessee.

ABOUT THIS PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies from the holders of our common stock, par value $.01 per share (which will be referred to as our “common stock” in this proxy statement) for use at the Annual Meeting, and any adjournments or postponements of the Annual Meeting. The giving of a proxy does not prevent any stockholder from exercising the right to vote in person if so desired. This proxy statement is first being mailed to the Company’s stockholders entitled to vote at the Annual Meeting on or about March 5, 2004. You should review the information in this proxy statement together with our Annual Report to Stockholders for the fiscal year ended September 30, 2003 which accompanies this proxy statement. Our principal executive offices are located at 810 Innovation Drive, Knoxville, Tennessee 37932-2571, and our telephone number is (865) 218-2000.

      We will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation of proxies by use of the mails, CTI employees may solicit proxies personally or by telecommunications. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and to request authority for the execution of proxies, and may reimburse these persons for their out-of-pocket expenses for doing so.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

      At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of 2004 Annual Meeting of Stockholders, as follows:

1.	Election of three directors to serve on our Board of Directors for a three-year term ending at our annual meeting of stockholders in 2007;

2.	Ratification of the reappointment of PricewaterhouseCoopers LLP as our independent public accountants; and

3.	Action on a proposal to approve and adopt an amendment to the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan.

      In addition, our management will report on the performance of the Company during our 2003 fiscal year and respond to questions from stockholders.

Who is entitled to vote?

      Only stockholders of record at the close of business on March 2, 2004, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the Annual Meeting. As of the record date, there were 45,432,733 issued and outstanding shares of common stock, of which 44,792,733 shares are entitled to be voted at the Annual Meeting. According to our bylaws, shares of its own stock belonging to CTI, or to another corporation in which CTI directly or indirectly holds a majority of the shares of that corporation entitled to vote in the election of directors, are neither entitled to vote nor may be counted for quorum purposes. Accordingly, the 640,000 shares of common stock owned by our 50.1% subsidiary CTI PET Systems, Inc. (CPS Innovations) are not entitled to be voted at the Annual Meeting.

How many votes can I cast?

      Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors.

Who can attend the meeting?

      All stockholders as of the record date or their duly appointed proxies may attend the Annual Meeting.

What constitutes a quorum?

      In accordance with Delaware law (under which CTI is incorporated) and our bylaws, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, thereby permitting the stockholders to conduct their business at the Annual Meeting. Shares held by stockholders present at the Annual Meeting who elect to abstain from voting nonetheless will be included in the calculation of the number of shares considered present at the Annual Meeting.

How do I vote?

      You may cast your vote in several different ways. If you complete and properly sign the accompanying proxy card and return it to us, the proxy holders named on the proxy card will vote your shares as you direct. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card or vote in person at the meeting. If you hold your shares in a brokerage account or in “street name” and you wish to vote at the Annual Meeting, you will need to obtain a proxy from the broker or other nominee who holds your shares.

      When voting for director nominees, you may (1) vote FOR all the nominees, (2) WITHHOLD AUTHORITY to vote for all nominees, or (3) WITHHOLD AUTHORITY to vote for one or more nominees but vote FOR the other nominees. With respect to other proposals, you may vote FOR or AGAINST the proposal, or you may ABSTAIN from voting on the proposal. If you hold your shares through a broker or nominee and you have not given your broker or nominee instructions about how to vote on a particular matter for which the broker or nominee does not otherwise have discretionary voting power, your shares will be considered “broker or nominee non-votes” with respect to that matter.

Can I change my vote after I return my proxy card?

      Yes. If you give a proxy, you have an unconditional right to revoke it at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card bearing a later date. No revocation will be effective until we receive written notice of the revocation at or before the Annual Meeting. You may file a revocation either by delivering it to the Secretary in person at the Annual Meeting or by sending it to:

CTI Molecular Imaging, Inc.

810 Innovation Drive
Knoxville, Tennessee 37932-2571
Attention: Jack H. McCall, Corporate Secretary.

      “Street name” stockholders must contact your broker or other nominee and follow its instructions if you wish to change your vote.

How are votes counted?

      Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspectors will determine the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies. The inspectors also will receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

      Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting for purposes of determining the outcome of any matter submitted to the stockholders for a vote, but will not be counted as votes “for” or “against” any matter subject to the abstention or the votes withheld. Broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will be considered as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

What are the Board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendations of our Board of Directors. The Board’s recommendations, together with a description of each item, are set forth in this proxy statement. In summary, the Board recommends a vote:

1.	FOR election of each of the three candidates nominated to serve on our Board for a three-year term ending at the annual meeting of stockholders in 2007 (see page 5 of this proxy statement).

2.	FOR ratification of the reappointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants (see page 22 of this proxy statement).

3.	FOR the proposal to approve and adopt an amendment to the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan (see page 23 of this proxy statement).

      If any other business is properly brought before the Annual Meeting, the proxy holders will vote your shares as the Board recommends. If the Board does not give a recommendation, the proxy holders will vote your shares as they may determine in their own discretion.

What vote is required to approve each item?

      Election of Directors. The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. Abstentions, votes withheld, and broker or nominee non-votes, and shares represented by proxies reflecting abstentions, votes withheld, or broker or nominee non-votes, will not effect the outcome of director elections.

      Other Items. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required for the approval of other proposals. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect as a vote against any other proposal.

Annual Report on Form 10-K

      We have filed our Annual Report on Form 10-K for the year ended September 30, 2003 with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of our Company’s 2003 Annual Report on Form 10-K, without exhibits, by writing to CTI Molecular Imaging, Inc., 810 Innovation Drive, Knoxville, Tennessee 37932-2571, Attention: Corporate Secretary. We will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

STOCK OWNERSHIP

Who are the largest owners of the Company’s common stock? How much common stock do the Company’s directors and executive officers own?

      In the table on the following page, we show the amount of our common stock beneficially owned as of February 29, 2004 by each of the following:

1.	Each of our directors and executive officers;

2.	Each person whom we believe beneficially owns more than 5% of our outstanding voting stock; and

3.	All of our executive officers and directors as a group.

      In accordance with the SEC’s rules, beneficial ownership as disclosed in the table includes shares currently owned as well as shares which the named person has the right to acquire beneficial ownership of within 60 days, through the exercise of options, warrants or other rights.

	Amount and Nature	Percentage
	of Beneficial	of Shares
Name and Address (1)	Ownership (2)	Outstanding (3)

Terry D. Douglass, Ph.D.	7,322,154(4)	16.3%
Ronald Nutt, Ph.D.	3,491,801(5)	7.8
David N. Gill	173,400(6)	*
Thomas J. Hook	396,463(7)	*
R. Gregory Brophy	237,955(8)	*
Cliffreda Gilreath	100,236(9)	*
Roy Doumani	19,737(10)	*
Wolf-Ekkehard Blanz, Ph.D.	0(11)	—
James R. Heath, Ph.D.	19,737(12)	*
Leroy M. Hood, M.D., Ph.D.	26,313(13)	*
Hamilton Jordan	93,739(14)	*
William W. McInnes	26,450(15)	*
Michael E. Phelps, Ph.D.	2,722,239(16)	6.0
Columbia Wanger Asset Management, L.P.	2,458,500(17)	5.5
Capital Group International, Inc.	4,729,200(18)	9.6
Massachusetts Financial Services Company	3,250,910(19)	7.3
All directors and executive officers as a group (13 persons)	14,630,224(20)	31.7

*	Represents less than one percent of the outstanding shares of our common stock.

(1)	If no address is given, the named individual is an executive officer or director of CTI Molecular Imaging, Inc., whose business address is 810 Innovation Drive, Knoxville, TN 37932-2571.

(2)	Shares of common stock that a person has the right to acquire within 60 days of January 28, 2004 are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by a note, each stockholder listed in the table has sole voting and investment power as to the shares held by that person.

(3)	As of March 2, 2004, there were 44,792,733 shares of common stock issued and outstanding and entitled to vote.

(4)	Dr. Douglass’s beneficial ownership includes 932,010 shares of common stock held by the Douglass Revocable Charitable Trust, 453,294 shares held by the Grantor Retained Annuity Trust for Terry D. Douglass, 4,950,000 shares held by Vision Investments, LLC, and 130,246 shares subject to options exercisable within 60 days. Dr. Douglass is the managing member of Vision Investments, LLC, and in this capacity he has the authority to vote and dispose of the shares held by Vision Investments, LLC.

(5)	Dr. Nutt’s beneficial ownership includes 117,902 shares of common stock held by the Nutt Family Trust, 671,774 shares held by the Grantor Retained Annuity Trust for Ronald Nutt, 1,260,000 shares held by RN Investments, LLC, and 96,192 shares subject to options exercisable within 60 days. Dr. Nutt is the managing member of RN Investments, LLC, and in this capacity he has the authority to vote and dispose of the shares held by RN Investments, LLC.

(6)	Mr. Gill’s beneficial ownership includes 3,200 shares of common stock held by his daughter, 3,200 shares held by his son, and 128,000 shares subject to options exercisable within 60 days.

(7)	Mr. Hook’s beneficial ownership includes 96,463 shares issued as restricted stock pursuant to our 2002 Long-Term Incentive Plan that have not vested and 300,000 shares of common stock subject to options exercisable within 60 days.

(8)	Mr. Brophy’s beneficial ownership includes 56,933 shares issued as restricted stock pursuant to our 2002 Long-Term Incentive Plan that have not vested and 162,044 shares of common stock subject to options which are exercisable within 60 days.

(9)	Ms. Gilreath’s beneficial ownership includes 50,000 shares issued as restricted stock pursuant to our 2002 Long-Term Incentive Plan that have not vested and 42,118 shares of common stock subject to options which are exercisable within 60 days.

(10)	Mr. Doumani’s beneficial ownership consists of 19,737 shares of common stock subject to options exercisable within 60 days.

(11)	Dr. Blanz is the Vice President of Product Lifecycle Management for the Oncology Care Systems Group of Siemens Medical Solutions USA, Inc., which owns 894,906 shares of our common stock. Dr. Blanz disclaims beneficial ownership of the shares held by Siemens Medical Solutions USA, Inc. Dr. Blanz’s business address is 4040 Nelson Avenue, Concord, CA 94520.

(12)	Dr. Heath’s beneficial ownership consists of 19,737 shares of common stock subject to options exercisable within 60 days.

(13)	Dr. Hood’s beneficial ownership consists of 26,313 shares of common stock subject to options exercisable within 60 days.

(14)	Mr. Jordan’s beneficial ownership includes 21,739 shares of common stock subject to options exercisable within 60 days and 72,000 shares subject to warrants held by Jordan & Davis Partners, LLC exercisable within 60 days. Mr. Jordan is a member of Jordan & Davis Partners, LLC, and disclaims beneficial ownership in the shares held by that entity except to the extent of his pecuniary interest.

(15)	Mr. McInnes’s beneficial ownership consists of 26,450 shares of common stock subject to options exercisable within 60 days.

(16)	Dr. Phelps’s beneficial ownership includes 30,577 shares of common stock held by his wife, 129,423 shares held by the Grantor Retained Annuity Trust for Michael Phelps, 129,423 shares held by the Grantor Retained Annuity Trust for Patricia Phelps, and 320,681 shares subject to options exercisable within 60 days.

(17)	Beneficial ownership of Columbia Wanger Asset Management, L.P. (WAM) includes shares attributable to WAM and shares attributable to WAM Acquisition GP, Inc., the general partner of WAM (WAM GP). The business address of WAM and WAM GP is 227 West Monroe Street, Suite 3000, Chicago, IL 60606. This information is contained in a Schedule 13G filed by WAM and WAM GP with the SEC on February 10, 2004. We have no reason to believe that the information contained in the Schedule 13G was inaccurate when filed.

(18)	Beneficial ownership of Capital Group International, Inc. (CGII) includes 4,185,700 shares attributable to Capital Guardian Trust Company (CGTC), a wholly owned subsidiary of CGII. The business address of CGII and CGTC is 11100 Santa Monica Blvd., Los Angeles, CA 90025. This information is contained in a Schedule 13G filed by CGII and CGTC with the SEC on February 13, 2004. We have no reason to believe that the information contained in the Schedule 13G was inaccurate when filed.

(19)	The business address of Massachusetts Financial Services Company (MFS) is 500 Boylston Street, Boston, MA 02116. This information is contained in a Schedule 13G filed by MFS with the SEC on February 12, 2004. We have no reason to believe that the information contained in the Schedule 13G was inaccurate when filed.

(20)	Beneficial ownership for all directors and officers includes 153,396 shares issued as restricted stock pursuant to our 2002 Long-Term Incentive Plan that have not vested, 1,293,257 shares of common stock subject to options which are exercisable within 60 days, and 72,000 shares of common stock issuable upon exercise of warrants which are exercisable within 30 days.

Section 16(a) Beneficial Ownership Reporting Compliance

      The federal securities laws require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission (the SEC). The SEC also requires that persons required to file these forms must furnish us with copies of the forms they file.

      Based solely on our review of the copies of these forms received by us and representations from certain reporting persons that no other reports were required to be filed, we believe that all of our directors and executive officers complied with the SEC’s beneficial ownership reporting requirements for our fiscal year ended September 30, 2003.

ITEM 1:

ELECTION OF DIRECTORS

      The first item of business at the Annual Meeting will be the election of directors.

      Our certificate of incorporation provides that our Board of Directors will consist of not less than six nor more than nine directors, as determined from time to time by resolution of the Board. The size of our Board currently is fixed at nine.

      Our certificate of incorporation also divides the Board into three classes. Directors in each class serve staggered three-year terms, so that approximately one-third of the terms of the directors expire each year. The current classes of directors and their terms of office are:

CLASS I	CLASS II	CLASS III
Term expiring in 2006	Term expiring in 2004	Term expiring in 2005

Terry D. Douglass, Ph.D. Roy Doumani William W. McInnes	Wolf-Ekkehard Blanz, Ph.D. Hamilton Jordan Michael E. Phelps, Ph.D.	James R. Heath, Ph.D. Leroy M. Hood, M.D., Ph.D. Ronald Nutt, Ph.D.

Which directors of the Company are standing for election?

      The three Class II directors have been nominated for reelection at the Annual Meeting. Each Class II director elected at the Annual Meeting will serve until our annual meeting of stockholders to be held in 2007, and until their successors are elected and qualified or until their earlier resignation or removal from the Board. The Class II directors are:

      Wolf-Ekkehard Blanz, Ph.D., 52. Dr. Blanz has served as a director of CTI since February 2004. He started his career as a researcher and research manager at the University of Stuttgart, Germany, the IBM Almaden Research Center in San Jose, California, and the Siemens Corporate Research lab in Princeton, New Jersey. Dr. Blanz’s research interests covered pattern recognition, neural networks, artificial intelligence, image processing, and parallel computer architectures, and his research results in all areas are widely covered in over 100 publications. In 1997, Dr. Blanz joined the Siemens Medical Division as the head of software engineering in the computed tomography (CT) section in Forchheim, Germany. In 1999, he took over the responsibility for all of Siemens’ CT R&D activities as a Vice President of Engineering. Dr. Blanz is currently the Vice President of Product Lifecycle Management, which unites the marketing and engineering functions of Siemens Oncology Care Systems Group in Concord, California. He holds a Ph.D. in Electrical Engineering from the University of Stuttgart, Germany. Dr. Blanz was nominated for election to the Board of Directors as a nominee of Siemens pursuant to the terms of the joint venture agreement between the Company, Siemens and certain of the Company’s other stockholders, directors and executive officers with respect to the formation of CPS Innovations. Our relationship with Siemens is discussed in more detail under the heading “Business—Our Relationship with Siemens” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2003. Dr. Blanz succeeds Berndt Haetzel, who resigned on February 10, 2004 as a result of his promotion and relocation within the Siemens organization, as Siemens’ representative on our Board.

      Hamilton Jordan, 59. Mr. Jordan has served as a director of CTI since May 2003. He is former White House Chief of Staff to President Jimmy Carter and for the past twenty years has written two best-selling books, successfully battled three different cancers, organized two professional sports teams, including a National Football League franchise, and been involved as an investor and board member in the start-up of successful companies and projects in both the public and private sectors, focused on health and biotechnology generally and oncology specifically. Mr. Jordan is founder of The Georgia Cancer Coalition, a $1 billion public-private effort to make Georgia a cancer research center, serves at the request of President Bush on the National Dialogue for Cancer, and led a group of scientists in a successful effort to double the National Institutes of Health and National Cancer Institute budgets. Currently, he is an investor and board member of several different biotech organizations. Mr. Jordan holds a Bachelor of Arts degree in history from the University of Georgia.

      Michael E. Phelps, Ph.D., 64. Dr. Phelps has served as a director of CTI since 1983. He has been on the faculty of the University of California since 1976, and currently is the Norton Simon Professor and Chair of the Department of Molecular and Medical Pharmacology of the University of California at Los Angeles (UCLA). In addition to serving as the Departmental Chairman and holding an endowed professorship, he also is the Director of the Crump Institute for Molecular Imaging, Professor of Biomathematics, the Associate Director of the Laboratory of Structural Biology and Molecular Medicine and the Chief of Nuclear Medicine. Dr. Phelps has received numerous awards and honors, including the George Von Hevesy Prize (won twice) from the Von Hevesy Foundation in Zurich, the 1983 Paul Aebersold Award from the Society of Nuclear Medicine, the chairmanship of the 1983 Nobel Symposium, the 1984 Sarah L. Poiley Memorial Award from the New York Academy of Sciences, the 1984 Ernest O. Lawrence Presidential Award, election to the Institute of Medicine of the National Academy of Sciences in 1985, the 1987 Rosenthal Foundation Award of the American College of Physicians, the 1992 Pasarow Foundation Award, the 1998 Enrico Fermi Presidential Award, and election to the National Academy of Sciences in 1999. He has published over 500 scientific papers and books dealing with such diverse topics as development of PET, molecular imaging probes for assays from metabolism to gene expression, brain mapping of normal cerebral function and brain development, seizure disorders in infants and children, diagnosing and staging of numerous types of cancers, the differential diagnosis of Alzheimer’s disease and the relationship between genetic defects and metabolic abnormalities in the brain. Dr. Phelps also is the current president of the Academy of Molecular Imaging. He holds a Bachelor of Science degree in chemistry and mathematics from Western Washington State University and a Ph.D. in chemistry from Washington University in St. Louis.

      Each of the nominees has consented to serve on the Board. If any nominee were to become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxy holders on the accompanying proxy card will vote for the substitute nominee designated by the Board.

What vote is required to elect the candidates? What is the Board’s recommendation?

      The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors.

      The Board of Directors unanimously recommends that the stockholders vote FOR all of the nominees for election to the Board of Directors.

Who are the other directors of the Company?

      As of March 4, 2004, our directors are the Class II directors named above and the Class I and Class III directors named below:

Class I Directors – Terms expiring 2006:

      Terry D. Douglass, Ph.D., 61, Chairman of the Board of Directors. Dr. Douglass is one of our founders and has served as our Chairman of the Board since 1983. From our founding in 1983 until October 2003, Dr. Douglass also served as our President and Chief Executive Officer. Before founding CTI, he spent 15 years in various management positions with EG&G in Oak Ridge, Tennessee (EG&G), resigning as its President in 1983 to found CTI. Dr. Douglass led the group at EG&G that worked with Dr. Michael E. Phelps of UCLA to develop the first commercial PET scanner in 1976. He holds several patents and has authored several publications in nuclear electronics and PET. He holds a Bachelor of Science degree in electrical engineering, a Master of Science degree in electrical engineering, and a Ph.D. in electrical engineering from the University of Tennessee at Knoxville.

      Roy Doumani, 68. Mr. Doumani has served as a director of CTI since April 2003. He also is a member of the Board of Directors of the California NanoSystems Institute, and presently is serving as the Institute’s Chief Operating Officer. Mr. Doumani currently holds an equity position in and serves as vice chairman of Xiamen International Bank (XIB), the first joint venture bank in the People’s Republic of China. He was a founder and director of First Los Angeles Bank; a shareholder and chairman of First Interstate Bank of Hawaii; a shareholder and director of HonFed Bank; and a shareholder and chairman of World Trade Bank in Los Angeles. Mr. Doumani has been involved in the start-up of and has served as a board member for and advisor to a number of companies in the United States, Asia, and Europe. In addition to his business interests, he serves as a member of the advisory boards of both RAND’s Center for Middle East Public Policy and its Center for Asia Pacific Policy. Mr. Doumani holds a Bachelor of Arts degree in business and finance from the University of California at Los Angeles and a law degree from the University of Southern California.

      William W. McInnes, 55. Mr. McInnes has served as a director of CTI since May 2002. Since his retirement from Hospital Corporation of America in 1993, Mr. McInnes has worked as a private investor. From 1978 through 1993, Mr. McInnes worked for Hospital Corporation of America during which time he served as the Vice President – Finance and Treasurer. Mr. McInnes was a founder of Tennessee Commerce Bank, located in Nashville, Tennessee, and has served as one of its directors since its inception in 1999. Mr. McInnes was also a founder of Diversified Trust Company, located in Memphis, Tennessee, and has served on its board of directors since 1993. Mr. McInnes holds a Bachelor of Arts degree in philosophy from Vanderbilt University and an M.B.A. degree from the Harvard Business School.

Class III Directors – Terms expiring 2005:

      James R. Heath, Ph.D., 42. Dr. Heath has served as a director of CTI since April 2003. He is the Elizabeth W. Gilloon Professor of Chemistry at the California Institute of Technology (Caltech), and Professor of Molecular & Medical Pharmacology at UCLA. While studying at Rice University, he was the principal graduate student involved in the discovery of C60 and the class of all carbon molecules known as the fullerenes; his graduate advisor shared the 1996 Nobel Prize in Chemistry for this discovery. From 1988 to 1991, Dr. Heath was a Miller Postdoctoral Fellow at the University of California at Berkeley. He was a member of the technical staff at IBM’s Watson Labs from 1991 to 1994. In 1994, Dr. Heath joined the faculty of UCLA as an Assistant Professor, and was promoted to tenure in 1996 and to Professor in 1997. His primary scientific research over the past 10 years has been in the area of nanoscience. Dr. Heath’s work on molecular electronics circuitry was cited by the journal Science as Breakthrough of the Year 2000. He has received several scientific awards, including the 2000 Julius Springer Award for Applied Physics, the 2000 Feynman Prize in Nanotechnology, and the 2001 Raymond and Beverly Sackler Prize in the Physical Sciences, and a 2002 commendation from Scientific American as one of the top 50 technologists in the U.S. Dr. Heath has published approximately 110 papers in reviewed scientific journals and holds seven issued patents. He is a co-founder of NanoSys, Inc. and a previous member of the Defense Science Board. Dr. Heath holds a Bachelor of Science degree in chemistry from Baylor University and a Ph.D. in chemistry from Rice University.

      Leroy M. Hood, M.D., Ph.D., 65. Dr. Hood has served as a director of CTI since June 2002. Since 1999, he has served as the founder, president and director of the Institute for Systems Biology in Seattle, Washington, which is an organization engaged in developing systems approaches to biology and medicine. From 1992 to 1999, Dr. Hood was a professor at the University of Washington where he founded and chaired the Department of Molecular Biotechnology. From 1970 through 1992 he was a professor in biology at the California Institute of Technology and from 1967 to 1970, Dr. Hood was a Senior Investigator at the National Cancer Institute. He currently serves on the board of directors of Lynx Therapeutics, Inc. and Paradigm Genetics, Inc. Dr. Hood has co-authored more than 500 peer-reviewed papers and has co-authored textbooks in biochemistry, immunology, molecular biology and genetics. He has received numerous scientific and academic awards, including the Albert Lasker Medical Research Award in 1987. Dr. Hood holds a Bachelor of Science degree in biology from the California Institute of Technology, an M.D. degree from The Johns Hopkins University, and a Ph.D. in biochemistry from the California Institute of Technology.

      Ronald Nutt, Ph.D., 65. Dr. Nutt is one of our founders and has served on our Board of Directors since 1983. He has been our President and Chief Executive Officer since October 2003; before assuming these posts, he was the President of CTI PET Systems, now CPS Innovations, from September 2001 to October 2003, and was the Senior Vice President and Technical Director of CTI from its founding in 1983 until September 2001. Dr. Nutt has more than 30 years’ experience in various aspects of research and development, having been a pioneer in the development of nuclear instruments at the Oak Ridge National Laboratory and EG&G. He holds several patents and has authored numerous publications regarding nuclear electronics and PET. Dr. Nutt is a member of the Board of Directors of CPS Innovations and the Institute of Molecular Technology of the Academy of Molecular Imaging. He is a fellow of the Institute of Electrical and Electronics Engineers and received the Nathan Daugherty Award, the University of Tennessee’s highest award in engineering, in 1997. In addition, Dr. Nutt was recognized as the Outstanding Engineer in the southeastern U.S. in 1996 and received the Distinguished Scientist Award from the Academy of Molecular Imaging in 2000. Dr. Nutt holds a Bachelor of Science degree in electrical engineering, a Master of Science degree in electrical engineering, and a Ph.D. in electrical engineering from the University of Tennessee at Knoxville.

Who are the independent directors?

      We have determined that Dr. Blanz, Mr. Doumani, Dr. Heath, Dr. Hood, and Mr. McInnes are “independent”, as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (the NASD), which operates the Nasdaq Stock Market on which our common stock is traded.

How often did the Board of Directors meet in 2002?

      During our fiscal year ended September 30, 2003, our Board of Directors held seven regular and special meetings and took a number of other actions by written consent. During the year ended September 30, 2003, no director, except Dr. Hood, attended fewer than 75% of the aggregate of (i) the number of meetings of the Board held during the period he served on the Board, and (ii) the number of meetings of committees of the Board held during the period he served on those committees.

How does the Board of Directors operate?

      The Board’s only committees are the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Stock Option Committee (which was dissolved, and its functions were transferred to the Compensation Committee, on February 10, 2004). In the table below, we identify the directors who serve on these committees as of March 4, 2004 and the other directors who served on these committees during the fiscal year ended September 30, 2003:

Audit Committee	Compensation Committee

William W. McInnes*	Roy Doumani* (3)
Roy Doumani (3)	William W. McInnes
James R. Heath, Ph.D. (4)	Leroy M. Hood, M.D., Ph.D. (6)
Frederick W. Eubank II (5)
Leroy M. Hood, M.D., Ph.D. (6)

Corporate Governance Committee (1)	Stock Option Committee (2)

Hamilton Jordan*	Roy Doumani (3)
Roy Doumani	Ronald Nutt, Ph.D.
William W. McInnes	Terry D. Douglass, Ph.D. (7)

*	As of March 4, 2004, the indicated director serves as the chair of the indicated committee.

(1)	The Corporate Governance Committee was established by the Board on December 9, 2003, and Mr. Jordan, Mr. Doumani, and Mr. McInnes were appointed to the Corporate Governance Committee on that date.

(2)	The Stock Option Committee was dissolved, and its functions were transferred to the Compensation Committee, on February 10, 2004.

(3)	Mr. Doumani was appointed to the Audit Committee and the Compensation Committee on May 1, 2003, and to the Stock Option Committee on October 1, 2003.

(4)	Dr. Heath was appointed to the Audit Committee on May 1, 2003.

(5)	Mr. Eubank resigned from the Board of Directors effective April 18, 2003.

(6)	Dr. Hood resigned from the Audit Committee and the Compensation Committee effective May 1, 2003.

(7)	Dr. Douglass resigned from the Stock Option Committee at the end of the fiscal year ended September 30, 2003.

Audit Committee

      The Audit Committee held eight meetings during the fiscal year ended September 30, 2003. The duties and responsibilities of the Audit Committee are set forth in the written Audit Committee charter adopted by the Board. A copy of the Audit Committee’s charter is attached to this proxy statement as Appendix 1. (In addition, a copy of the Audit Committee charter can be found in the “Investor Relations” section of our corporate website, www.ctimi.com, under the heading “Corporate Governance.”) Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring the Company’s financial statements and internal accounting procedures, making recommendations to the Company’s board of directors regarding the selection of independent accountants and consulting with and reviewing the services provided by the Company’s independent accountants.

      The Board has determined that all members of the audit committee are “independent”, as that term is defined in Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has determined that Mr. McInnes, the chair of the Audit Committee, is a “financial expert”, as that term is defined by the SEC.

      The report of the Audit Committee can be found beginning on page 12 of this proxy statement.

Compensation Committee

      The Compensation Committee held one meeting during the fiscal year ended September 30, 2003 and took a number of other actions by written consent. The duties and responsibilities of the Compensation Committee are set forth in the written Compensation Committee charter adopted by the Board, a copy of which can be found in the “Investor Relations” section of our corporate website, www.ctimi.com, under the heading “Corporate Governance.” Among other things, the

Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of CTI’s executive officers and administers CTI’s stock plans and employee benefit plans. The Board of Directors has determined that all members of the Compensation Committee are “independent”, as that term is defined in Rule 4200(a)(15) of the NASD listing standards.

      The report of the Compensation Committee can be found beginning on page 14 of this proxy statement.

Corporate Governance Committee

      The Corporate Governance Committee was created on December 9, 2003 and therefore did not meet during the fiscal year ended September 30, 2003. The duties and responsibilities of the Corporate Governance Committee are set forth in the written Corporate Governance Committee charter adopted by the Board, a copy of which can be found in the “Investor Relations” section of our corporate website, www.ctimi.com, under the heading “Corporate Governance.” Among other matters, the duties and responsibilities of the Corporate Governance Committee include developing, evaluating, and periodically re-evaluating corporate governance policies and principles for the Company, and recommending those policies and principles to the full Board. The Board has determined that all members of the Corporate Governance Committee except Mr. Jordan are “independent”, as that term is defined in Rule 4200(a)(15) of the NASD listing standards.

      The Corporate Governance Committee does not serve as a standing nominating committee. As detailed below, the nominating procedures of the Board are handled by the members of the Board who are “independent”, as that term is defined in Rule 4200(a)(15) of the NASD listing standards, acting as a single group.

Stock Option Committee

      The Stock Option Committee held one meeting during the fiscal year ended September 30, 2003 and took a number of other actions by written consent. The Stock Option Committee has the authority to approve awards of stock options and other awards under our equity incentive plans to persons other than our executive officers and directors. Effective February 10, 2004, the Board of Directors dissolved the Stock Option Committee and transferred all of its functions to the Compensation Committee.

How are directors nominated for election?

      Our Board does not have a standing nominating committee. As discussed above under the heading “Corporate Governance Committee”, the Corporate Governance Committee handles the development of our corporate governance policies and procedures. All nominating functions, including the identification of individuals qualified to serve as members of the Board and the nomination of candidates to stand for election at the annual meetings of our stockholders, are handled by a “nominating group” consisting of all members of the Board who have been determined by the Board to be “independent”, as that term is defined in Rule 4200(a)(15) of the NASD listing standards, acting as a single group. As the Board currently is composed, the nominating group consists of Dr. Blanz, Mr. Doumani, Dr. Heath, Dr. Hood, and Mr. McInnes. The Board believes that establishing the nominating group provides the Company and its stockholders with corporate governance benefits substantially identical to the benefits that would be provided if the Board were to designate a standing nominating committee.

      In lieu of a charter, the nominating group is governed by a written Director Nominations Policy adopted by the Board. A copy of this policy can be found in the “Investor Relations” section of our corporate website, www.ctimi.com, under the heading “Corporate Governance.” Under the nomination policy, our management, directors and stockholders may propose candidates for nomination. The nominating group evaluates and considers candidates as they are proposed. The policy provides that there may be no differences in the manner in which the nominating group evaluates candidates for nomination based on whether the candidate is proposed by a stockholder.

      Stockholders must comply with the notice, timing and other requirements provided in our Bylaws. Under the Bylaws, a stockholder may nominate a candidate for election as a director at an annual meeting of stockholders only if the stockholder gives timely notice. To be timely, the stockholder’s notice must be delivered to our Corporate Secretary at our headquarters (CTI Molecular Imaging, Inc., 810 Innovation Drive, Knoxville, Tennessee 37932-2571) and must be received:

1.	Not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the preceding year’s annual meeting; or

2.	If the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the previous year’s annual meeting, then not earlier than the close of business on the 120th day before the annual meeting and not later than the close of business on the later of (i) the 90th before the annual meeting or (ii) the tenth day after the day on which we first publicly announce the date of the annual meeting.

      Further, if the number of directors to be elected to the Board at an annual meeting is increased and we do not make a public announcement naming the nominees for the additional directorships at least 100 days before the first anniversary of the previous annual meeting, then a stockholder’s notice also will be considered timely (but only with respect to nominees for the additional directorships) if it is delivered to our Corporate Secretary at our headquarters not later than the close of business on the tenth day following the day on which we publicly announce the nominees for the additional directorships.

      We held our 2003 annual meeting of stockholders on March 18, 2003. We will hold the 2004 Annual Meeting on April 6, 2004, which is not more than 30 days before or more than 70 days after the first anniversary of the 2003 annual meeting. Therefore, for stockholder nominations to be considered at the 2004 Annual Meeting, we had to receive notice of the nomination between November 19, 2003 (the 120th day before March 18, 2004) and December 19, 2003 (the 90th day before March 18, 2004). We did not receive timely notice of any stockholder nominations for the 2004 Annual Meeting.

      In addition to being timely, a stockholder’s notice must contain:

a.	All information relating to the nominee or nominees that must be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with the SEC’s Regulation 14A governing the solicitation of proxies;

b.	Each nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

c.	The name and address of the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made;

d.	The class and number of shares of our capital stock which the stockholder and the beneficial owner, if any, own beneficially and of record;

e.	A representation that the stockholder is a holder of record of our stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose the nomination; and

f.	A representation stating whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

      The notice requirements can be satisfied by a stockholder if the stockholder notifies us of his or her intention to present a proposal at the annual meeting in compliance with the SEC’s Rule 14a-8 and the stockholder’s proposal is included in a proxy statement that we have prepared to solicit proxies for such annual meeting. We may require any proposed nominee for election as a director to furnish such other information as we reasonably may require to determine the eligibility of the proposed nominee to serve on the Board.

      The information presented above is a summary of the full requirements for stockholder nomination of directors set forth in our Bylaws. Stockholders may obtain a copy of the full text of these requirements, without charge, by writing to: CTI Molecular Imaging, Inc., 810 Innovation Drive, Knoxville, Tennessee 37932-2571, Attention: Corporate Secretary.

How can stockholders communicate directly with directors?

      Our Board accepts communications sent by our stockholders to the Board or to individual directors. Stockholders may communicate with the Board or with individual directors by writing to them at the following address:

c/o Corporate Secretary

CTI Molecular Imaging, Inc.
810 Innovation Drive
Knoxville, TN 37932-2571

      All written communications received in this manner from stockholders will be forwarded to the director or directors to whom the communication is directed. If the communication is not directed to any particular director or directors, then it will be forwarded to all members of the Board.

How are directors compensated?

      During our fiscal year ended September 30, 2003, our director compensation policy entitled directors who neither were employed by CTI nor had a contractual right to a seat on the board to the following compensation:

•	a fee of $3,000 for each meeting attended in person and $1,000 for each meeting attended telephonically;

•	a fee of $1,500 for each committee meeting attended in person and $1,000 for each committee meeting attended telephonically;

•	an annual retainer of $5,000 for service as chair of a committee;

•	an initial grant of options to purchase shares valued at $375,000 upon election to the Board having an exercise price equal to fair market value of such shares on the date of election; and

•	an annual grant of options to purchase shares valued at $75,000 having an exercise price equal to the fair market value of such shares on the date of grant.

      Beginning in December 2003, we revised our director compensation policy. Directors who neither are employed by CTI nor have a contractual right to a seat on the board will receive the following compensation:

•	a fee of $3,000 for each meeting attended, either in person or telephonically;

•	a fee of $2,000 for each committee meeting attended, either in person or telephonically;

•	an annual cash retainer of $30,000;

•	an annual retainer of $5,000 for service as chair of a committee;

•	an initial grant of options to purchase shares valued at $375,000 upon election to the Board having an exercise price equal to fair market value of such shares on the date of election; and

•	an annual grant of options to purchase shares valued at $75,000 having an exercise price equal to the fair market value of such shares on the date of grant.

      We also reimburse our directors for reasonable expenses in connection with attending Board and committee meetings.

      Stock options granted to directors in the past have been fully vested upon grant and generally expire 10 years after grant. We expect that stock options granted to directors in the future generally will have similar terms.

Report of the Audit Committee

      This report is submitted by CTI’s Audit Committee at the direction of the Board of Directors. In it, the Audit Committee provides information regarding its oversight of CTI’s financial accounting practices and procedures and of CTI’s independent auditors.

      As noted elsewhere in this proxy statement, the Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix 1 to this proxy statement. In addition, a copy of the Audit Committee charter can be found in the “Investor Relations” section of our corporate website, www.ctimi.com, under the heading “Corporate Governance.” Consistent with its charter, the primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of the Audit Committee’s activities to the Board. CTI’s management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and PricewaterhouseCoopers LLP, the Company’s independent auditors (PwC), is responsible for auditing those financial statements in accordance with generally accepted accounting principles and issuing a report thereon.

      In this context, we, the members of the Audit Committee, have:

•	Reviewed and discussed with management and PwC the audited financial statements of CTI as of and for the fiscal year ended September 30, 2003;

•	Discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.; and

•	Received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with PwC its independence.

      In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements, referred to above, be included in CTI’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

William W. McInnes, Chairman

Roy Doumani
James R. Heath, Ph.D.

EXECUTIVE OFFICER COMPENSATION AND RELATED INFORMATION

Executive Officers

      As of March 4, 2004, our executive officers are:

      Ronald Nutt, Ph.D., 65, Chief Executive Officer and President. A biography of Dr. Nutt is set forth above under the heading “Election of Directors.”

      R. Gregory Brophy, 44, President of CPS Innovations. Mr. Brophy has served as President of CPS Innovations since October 2003. Prior to assuming this post, he served as our Senior Vice President for Business Development and General Counsel from November 2002 to October 2003. From 1989 to 2002, Mr. Brophy practiced law with Alston & Bird LLP in Atlanta, Georgia, where he was a partner from 1995 until joining the Company. While at Alston & Bird, Mr. Brophy focused his practice on corporate finance matters, with an emphasis on mergers and acquisitions, public and private equity offerings, venture capital financing, and the formation of strategic alliances. Mr. Brophy holds a Bachelor of Science degree in electrical engineering from the University of Notre Dame and a law degree from the University of Georgia School of Law.

      David N. Gill, 48, Senior Vice President and Chief Financial Officer. Mr. Gill has served as our Senior Vice President and Chief Financial Officer since January 2002. He served from February 2000 to March 2001 as Chief Financial Officer and Director, and from January 2001 to August 2001 as President, Chief Operating Officer, and Director, of Interland, Inc., a publicly traded telecom-related company, before its sale. Mr. Gill served from July 1996 to February 2000 as Chief Financial Officer and from February 1997 to February 2000 as Chief Operating Office of Novoste Corporation, a publicly traded medical device company. From August 1995 to June 1996, he served as Chief Financial Officer of SPEA Software AG, before its sale. From 1992 to 1995, Mr. Gill served as President and Director of Dornier Medical Systems, Inc., a medical capital equipment company and a member of the Daimler-Benz Group, and from 1990 to 1992 he served as its Vice President of Finance. He holds a Bachelor of Science degree in accounting from Wake Forest University and an M.B.A. degree from Emory University, and formerly was a certified public accountant.

      Cliffreda W. Gilreath, 49, Senior Vice President of Operations. Ms. Gilreath has served as our Senior Vice President of Operations since October 2003. Before that, she served as Vice President of Operations for CPS Innovations (CTI PET Systems, Inc.). In this position, she directed the development and manufacturing of the detectors for PET tomographs and had overall responsibility for tomograph manufacturing. Since joining CTI in December 1988, Ms. Gilreath has served in several management roles, including as General Manager of our Cyclotron Systems business. She was responsible for relocating the cyclotron business from Berkeley, California, to our headquarters in Knoxville, Tennessee. Before joining us, Ms. Gilreath served as Director of Professional Services at Hospital Corporation of America’s Park West Hospital in Knoxville. She holds a Bachelor of Science degree in organizational management from Tusculum College.

      Thomas J. Hook, 41, Senior Vice President and President of CTI Solutions. Mr. Hook has served as a Senior Vice President of CTI since July 2002 and as President of CTI Solutions since we combined our PETNet Pharmaceuticals, Inc. and CTI Services, Inc. subsidiaries into our “CTI Solutions” division effective October 1, 2003. Previously, he had served as President of CTI Services, Inc. since July 2002 and as President of PETNet Pharmaceuticals, Inc. since March 2003. Before joining us, Mr. Hook served as General Manager of Global Functional and Molecular Imaging with GE Medical Systems from 2000 to 2002. In 1997 he founded, and from 1997 to 2000 he served as President and Chief Operating Officer of, VanOwen Group Acquisition Company in Dallas, Texas. From 1991 to 1997, Mr. Hook served as Manufacturing Manager for Duracell USA, Inc. before its acquisition by The Gillette Company. From 1987 to 1991, he was a Lieutenant in the United States Navy, where he served as a nuclear engineer on the U.S.S. Abraham Lincoln. Mr. Hook holds a Bachelor of Science degree in chemistry and mathematics from St. Bonaventure University, a Master of Science degree in chemistry from the State Univer-

sity of New York at Buffalo, and an M.B.A. degree from Vanderbilt University. He completed his nuclear engineering training at the U.S. Navy Nuclear Power School.

Report of the Compensation Committee

Introduction

      This report is submitted by CTI’s Compensation Committee at the direction of the Board of Directors. In it, the Compensation Committee provides information regarding the compensation and benefits provided to CTI’s Chief Executive Officer and other executive officers.

      As noted elsewhere in this proxy statement, the duties and responsibilities of the Compensation Committee are set forth in the written Compensation Committee charter adopted by the Board, a copy of which can be found in the “Investor Relations” section of our corporate website, www.ctimi.com, under the heading “Compensation.” The Compensation Committee of the Board of Directors is responsible for reviewing and approving compensation for CTI’s executive officers. The Compensation Committee is composed of two non-employee directors. Because the Compensation Committee believes that each executive officer has the potential to affect CTI’s short-term and long-term profitability, the Compensation Committee places considerable importance on the task of creating and implementing CTI’s executive compensation program.

      CTI’s executive compensation program is focused on stockholder value, the overall performance of the company, the effect of the executive’s performance on the success of the company and the individual performance of the particular executive.

Compensation Philosophy

      The Compensation Committee’s philosophy is to integrate the compensation of CTI’s executive officers with corporate performance. The Compensation Committee’s objectives are to (i) measure executive performance against short-term and long-term goals, (ii) treat employees fairly and, at the same time, be cost effective, (iii) reward performance, (iv) recognize individual initiative and achievements, (v) foster teamwork within CTI so that employees share in both risks and rewards, and (vi) assure that executive compensation will be tax deductible to the maximum extent permissible. The Compensation Committee is also focused on assisting the company in attracting, motivating, and retaining qualified executives, and aligning the incentives of management with the interests of stockholders. In administering the compensation policies and programs used by the Compensation Committee and endorsed by the Board of Directors, the Compensation Committee reviews and approves:

•	total compensation of executive officers in relation to CTI’s performance;

•	long-term incentive compensation in the form of stock awards; and

•	cash or other bonuses based upon a percentage of annual base salary to motivate and retain high quality executive officers.

      CTI’s compensation program currently consists of base salary, annual incentive compensation in the form of cash bonuses, and options. Because CTI’s compensation plan involves incentives contingent upon company performance and individual performance, an executive officer’s actual compensation level in any particular year may be above or below that of similarly situated officers of competitors. The Compensation Committee reviews each element of executive compensation annually.

      The key components of the Company’s executive compensation program are described below.

Base Salary

      The Compensation Committee, along with CTI’s CEO, reviews and approves an annual salary plan for CTI’s executive officers following a merit review conducted by the CEO. The salary plan is developed by the CEO. Many subjective factors are included in determining the executive’s base salary, including:

•	The executive officer’s responsibilities;

•	The scope of his or her position;

•	Experience and length of service with the company;

•	Individual efforts and performance within the company, the industry and the community;

•	Team building skills consistent with the CTI’s best interests;

•	Observance of the CTI’s ethics and compliance program;

•	Salaries paid by competitive companies to officers in similar positions; and

•	Base compensation paid to other CTI executives.

      While these subjective factors are then integrated with other objective factors, including CTI’s net income earnings per share, return on equity, and growth, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.

Bonuses

      The Compensation Committee believes that a significant portion of the total cash compensation for executive officers should be based on CTI’s achievement of specific performance criteria, including earnings, and that a significant part of the cash compensation package should be at risk. Accordingly, executive officers receive a cash bonus based on a percentage of annual base salary if CTI meets an annual performance target. The performance targets are established and communicated at the beginning of each year. Since CTI’s IPO, executive officers’ performance targets have been based on net income, sales growth and cash flow.

Long-Term Component — Stock Incentive Plans

      To date, CTI has relied primarily upon stock option awards to provide long-term incentives for executives and to align executives’ incentives more closely with the interests of stockholders. The Compensation Committee continues to believe that stock option awards have been and remain an excellent vehicle for providing financial incentives for management. CTI previously maintained the CTI, Inc. 1998 Restated Incentive Stock Option Plan; all shares available for awards under this plan have been exhausted, and no new awards may be made under it. CTI now maintains the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan, which is administered by the Compensation Committee. The 2002 Long-Term Incentive Plan permits CTI to grant stock options or other stock based awards to its officers, key employees, and directors. Subject to general limits prescribed by the stock incentive plans, the Compensation Committee has the authority to determine the individuals to whom stock awards will be granted, the terms of the awards, and the number of shares subject to each award. The size of any particular stock awards will be granted, the terms of the awards, and the number of shares subject to each award. The size of any particular stock award is based upon the executive’s position and the executive’s individual performance during the related evaluation period. Because the option exercise price is the price of stock on the date of grant and the options generally carry a ten-year life, under a stock option award executives benefit only if the value of our common stock increases.

      The Compensation Committee believes that executives with stock options are rewarded for their efforts to improve short and long-term performance. In this way, the financial interests of management are aligned with those of CTI’s stockholders. For this reason, CTI uses stock options as its predominant long-term incentive program.

      CTI’s executive officers also may participate in CTI’s Employee Stock Purchase Plan. Executive officers are entitled to participate in the Employee Stock Purchase Plan on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the Employee Stock Purchase Plan. All contributions to the Employee Stock Purchase Plan are made or invested in CTI’s common stock. These features are intended to align further the executives’ and stockholders’ long-term financial interests.

Other Benefits

      Executive officers are also entitled to participate in CTI’s group medical plan and its 401(k) plan. CTI makes only nominal use of perquisites in compensating its executive officers.

Chief Executive Officer Compensation

      The Compensation Committee’s basis for determining the compensation of Dr. Terry Douglass, CTI’s Chief Executive Officer during the fiscal year ended September 30, 2003, was based on the compensation philosophy discussed above. Dr. Douglass participated in the same executive compensation plans available to the other executive officers. For the fiscal year ending September 30, 2003, the Compensation Committee set Dr. Douglass’s base salary at $225,000. The compensation level established for Dr. Douglass was in response to the Committee’s and the Board’s assessments of the Company’s performance and accomplishments in our 2002 fiscal year, as well as the position of Dr. Douglass in CTI and the nature of his responsibilities and contributions. The Compensation Committee considered the performance of Dr. Douglass in terms of CTI’s success in meeting its performance targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Compensation Committee also considered CTI’s performance relative to its peers and competitors in the industry in evaluating the compensation payable to Dr. Douglass.

Federal Income Tax Deductibility Limitations

      The Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Internal Revenue Code enacted in 1993, which generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met. However, in particular cases the Compensation Committee may decide to approve compensation that may prove not to be deductible.

Summary

      The Compensation Committee believes that CTI’s compensation policies are strongly linked to its performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate CTI’s compensation policies to ensure that they are approximately configured to align the interest of officers and stockholders and that CTI can attract, motivate, and retain talented management personnel.

Submitted by the Compensation Committee of the Board of Directors:

     Roy Doumani, Chairman

     William W. McInnes

Summary Compensation Table

      In the table below, we summarize the annual, long-term and other compensation for services in all capacities to CTI and its subsidiaries paid during the fiscal years ended September 30, 2003, 2002, and 2001 to our Chief Executive Officer and our other four most highly compensated executive officers during the year ended September 30, 2003 (we refer to these five officers as our “named executive officers”):

					Long-Term
		Annual Compensation			Compensation

				Other	Restricted
				Annual	Stock	Securities	All Other
				Compensation	Award(s)	Underlying	Compensation
Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)	($)(2)	($) (3)	Options(#)	($)(4)

Terry D. Douglass, Ph.D.	2003	$275,000	$107,250	—	—	—	$15,250
President, Chief Executive	2002	276,923	133,413	—	—	320,000	13,562
Officer and Chairman	2001	231,152	146,250	—	—	41,870	12,822
Ronald Nutt, Ph.D.	2003	$269,958	$187,500	—	—	—	$13,033
President of CTI PET Systems, Inc.	2002	268,629	125,000	—	—	240,000	9,433
	2001	178,563	112,500	—	—	27,336	10,714
David N. Gill(5)	2003	$225,000	$87,750	—	—	—	$12,721
Senior Vice President and Chief	2002	132,619	86,062	—	—	320,000	107,132
Financial Officer	2001	—	—	—	—	—	—
Thomas J. Hook(6)	2003	$250,000	$97,500	—	—	—	$7,500
Senior Vice President and	2002	38,462	69,231	—	$2,000,000	600,000	—
President of CTI Services and	2001	—	—	—	—	—	—
PETNET Pharmaceuticals
R. Gregory Brophy(7)	2003	$195,577	$137,750	$141,753	—	—	$140,699
Senior Vice President for	2002	—	—	—	$1,500,000	324,089	—
Business Development, General	2001	—	—	—	—	—	—
Counsel, and Secretary

(1)	The principal position for each named executive officer is given as of September 30, 2003.

(2)	For Mr. Brophy, the amount reflected in this column for the fiscal year ended September 30, 2003 includes a bonus in the amount of $131,138 paid pursuant to a guarantee by CTI to compensate Mr. Brophy if the value of the restricted stock awarded to him in the fiscal year ended September 30, 2002 decreased in value from the grant date to the anniversary of the grant date. For all other named executive officers identified in the table, the aggregate amount of perquisites and other personal benefits provided to the officer is less than the lesser of 10% of his or her total annual salary and bonus or $50,000.

(3)	We have made the following awards of restricted stock to our named executive officers:

		Number of	Value at Date	Value at September
Name	Date of Grant	Shares (#)	of Grant ($)	30, 2003 ($) (i)

Mr. Hook(ii)	7/22/2002	128,617	$2,000,000	$1,899,673
Mr. Brophy(iii)	8/6/2002	75,911	1,500,000	1,121,205

(i)	Based on $14.77 per share, the closing price of our common stock on September 30, 2003.

(ii)	The restricted stock award granted to Mr. Hook vests annually in 25% increments, starting on July 22, 2003. “Value at Date of Grant” is based on $15.55 per share, the fair market value of our stock on the date of the grant to Mr. Hook.

(iii)	The restricted stock award granted to Mr. Brophy vests annually in 25% increments, starting August 18, 2003. “Value at Date of Grant” is based on $19.76 per share, the fair market value of our stock on the date of the grant to Mr. Brophy.

The following table summarizes the total value, as of September 30, 2003, of all restricted stock awards we have made and of the number of shares that have vested under those awards:

	All Restricted Stock Awards		All Vested Shares of Restricted Stock

	Aggregate	Aggregate Value	Aggregate	Aggregate Value
	Number of Shares	at September 30,	Number	at September 30,
	($)	2003 ($) (x)	of Shares ($)	2003 ($) (x)

All awards to named executive officers	204,528	$3,020,878	51,131	$755,205
All awards to other employees	39,455	582,751	21,956	324,290
Total	243,983	3,603,629	73,087	1,079,495

(x)	Based on $14.77 per share, the closing price of our common stock on September 30, 2003.

Before vesting, the recipients of restricted stock awards have the right to vote the as to all shares of restricted stock. We have not paid dividends on any shares of common stock in the past, and does not expect to do so in the future, but if we begin payment of dividends on common stock, then recipients of restricted stock awards will have the right to receive dividends on the unvested shares of restricted stock.

(4)	The amounts set forth in this column represent contributions to our 401(k) plan on behalf of Drs. Douglass and Nutt and Messrs. Gill, Hook, and Brophy. For the fiscal year ended September 30, 2002, the amount set forth for Mr. Gill also includes the value of 21,440 shares of our common stock that were issued to him when he joined the Company. These shares were valued at $4.69 per share, which was the fair market value of our common stock on the date the shares were issued. For the fiscal year ended September 30, 2003, the amount set forth for Mr. Brophy also includes $128,894 paid to Mr. Brophy as a taxable fringe benefit to offset non-deductible moving expenses he incurred when he relocated to Knoxville to begin his employment with CTI.

(5)	Mr. Gill was not employed by CTI during the fiscal year ended September 30, 2001. He began full employment in January 2002, and therefore the compensation shown for the fiscal year ended September 30, 2002 is for a partial year.

(6)	Mr. Hook was not employed by CTI during the fiscal year ended September 30, 2001. He began full employment in July 2002, and therefore the compensation shown for the fiscal year ended September 30, 2002 is for a partial year.

(7)	Mr. Brophy was not employed by CTI during the fiscal year ended September 30, 2001. He began full employment in November 2002, and therefore the compensation shown for the fiscal year ended September 30, 2003 is for a partial year. However, the stock options and restricted stock awarded to Mr. Brophy when he commenced employment were approved by the Board in August 2002, and have been accounted for in the fiscal year ended September 30, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The table below shows selected information with respect to options exercised by the named executive officers during the fiscal year ended September 30, 2003 and the value of unexercised options as of September 30, 2003:

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-The-Money Options at
	Shares		at Fiscal Year End (#)		Fiscal Year End ($) (2)
	Acquired on	Value
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Terry D. Douglass, Ph.D.	32,000	$420,038	130,246	—	$1,439,842	—
Ronald Nutt, Ph.D.	—	—	96,192	—	$1,050,581	—
David N. Gill	—	—	64,000	192,000	$633,984	$1,901,952
Thomas J. Hook	—	—	300,000	300,000	—	—
R. Gregory Brophy	—	—	81,022	243,067	—	—

(1)	Amount based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the option.

(2)	Amount based on the difference between $14.77, the closing price of our common stock on September 30, 2003, and the exercise price of the option.

Employment and Change in Control Agreements

      We have entered into employment letters with Mr. Gill, Mr. Hook and Mr. Brophy. Base compensation under the employment letters for each of these executives is subject to adjustment by the Board on an annual basis. In addition, Mr. Gill, Mr. Hook and Mr. Brophy are entitled to receive incentive compensation based upon our achievement of certain operating and financial goals, with an annual target bonus range of 50% to 150% of their then-current base salary.

      We can terminate Mr. Gill’s, Mr. Hook’s and Mr. Brophy’s employment at any time and for any reason. If we terminate the employment of Mr. Gill, Mr. Hook or Mr. Brophy without cause, the employment letters obligate us to pay them their base compensation for a period of time following termination: twelve months for Mr. Gill and Mr. Brophy, and six months for Mr. Hook. In addition, upon termination without cause, a portion of Mr. Gill’s, Mr. Hook’s and Mr. Brophy’s options will vest, with the amount of the vesting depending on the timing of the termination. Mr. Gill’s, Mr. Hook’s and Mr. Brophy’s options will become fully vested upon a change of control of the Company.

      We have entered into Change in Control Agreements with Dr. Nutt, Dr. Douglass, Mr. Gill, Mr. Brophy, Mr. Hook, and Ms. Gilreath. Each Change in Control Agreement is designed to be a “springing” employment agreement that becomes effective only upon a “change of control” (as defined in the agreements) that occurs during the term of the Change in Control Agreements, which is three years with automatic one-year extensions. Upon a change of control, the parties to these Change in Control Agreements begin a two-year employment period, during which each of them will be entitled to his or her pre-change of control position, authority, duties, office location, salary, bonus and benefits. If one of our executive officers who is a party to a Change in Control Agreement is terminated without cause or resigns for “good reason” (as defined in the agreements) during this two-year period, he or she will receive certain severance benefits. The severance benefit for Dr. Nutt and Dr. Douglass includes an amount equal to three times his salary and target bonus for the year of termination. Dr. Nutt’s current annual base salary is $350,000, and Dr. Douglass’s current annual base salary is $200,000. The severance benefit for Mr. Gill, Mr. Hook, Mr. Brophy, and Ms. Gilreath includes an amount equal to two times his or her salary and target bonus for the year of termination. The current annual base salaries for Mr. Gill, Mr. Hook, Mr. Brophy, and Ms. Gilreath are $285,000, $300,000, $285,000, and $285,000, respectively. In addition, the officer will continue to receive health and welfare insurance coverage for a period of one to three years and his or her outstanding options and other equity awards will become fully vested. If the officer resigns other than for good reason between one and two years after the change in control, he or she will receive pro rata severance benefits and insurance coverage based on the number of months then remaining in the original 24-month employment period, but his or her resignation will not result in acceleration of vesting of his or her equity awards.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended September 30, 2003, Dr. Hood and Messrs. Doumani and McInnes served as members of the Compensation Committee of our Board. Dr. Hood resigned from the Compensation Committee on May 1, 2003; Mr. Doumani was appointed to that committee on the same date. Neither any member of the Board nor any of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

Performance Graph

      The following graph compares the cumulative total stockholder return on our common stock with the cumulative total stockholder return on the Nasdaq Stock Market Index and the Nasdaq Health Services Index commencing on June 21, 2002 (the first day our common stock began trading on the Nasdaq Stock Market) through September 30, 2003. The closing price of the our common stock used in the graph for June 21, 2002 was $19.50, the initial public offering closing price. The graph assumes a $100 investment on June 21, 2002 in each of the following, and reinvestment of any dividends received:

•	Our common stock;

•	The Nasdaq Stock Market Index; and

•	the Nasdaq Health Services Index.

      The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of our common stock. We cannot assure you that our stock performance will continue into the future with the same or similar trends depicted in the graph below. We will not make or endorse any predictions as to our future stock performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*

AMONG CTI MOLECULAR IMAGING, INC., THE NASDAQ STOCK MARKET
(U.S.) INDEX AND THE NASDAQ MEDICAL EQUIPMENT INDEX

•	$100 invested on 6/20/02 in stock or index including reinvestment of dividends. Fiscal year ending September 30.

	Cumulative Total Return

	6/20/2002	6/30/2002	9/30/2002	12/31/2002	3/31/2003	6/30/2003	9/30/2003

CTI MOLECULAR IMAGING, INC.	100.00	134.94	148.82	145.06	115.29	109.71	86.88
NASDAQ STOCK MARKET (U.S.)	100.00	100.07	80.29	91.60	92.15	111.11	122.33
NASDAQ MEDICAL EQUIPMENT	100.00	99.97	90.89	90.97	92.31	107.11	122.24

      The performance comparisons noted in the graph above shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 by any general statement incorporating this proxy statement by reference into any such filing, except to the extend that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Corridor Park Limited Partnership II

      Since September 2000, we have entered into a series of lease agreements with Corridor Park Limited Partnership II for office space located at 830 Corridor Park Boulevard in Knoxville, Tennessee. Certain of our officers, directors and principal stockholders, including Dr. Douglass and Dr. Nutt, are partners of Corridor Park Limited Partnership II. We are a party to two leases with Corridor Park Limited Partnership II under which we lease approximately 25,300 square feet of office space. One of these leases, covering approximately 21,700 square feet of office space, has a three-year term ending July 15, 2006; we hold an option to renew this lease for an additional three-year term. The other of these leases, covering approximately 3,600 square feet of office space, has a one-year term ending October 15, 2004; we hold an option to renew this lease for an additional three-year term. Rent under both leases is $9.00 per square foot, plus a pro rata share of maintenance, taxes, insurance and other expenses. We also pay as additional rent the unamortized cost of certain build-out construction that was completed at our request. Currently, we use this property for administrative offices.

Concorde Microsystems, Inc.

      We have entered into five agreements with Concorde Microsystems, Inc. Dr. Nutt’s son, Robert E. Nutt, the President of Concorde, and Dr. Nutt’s daughter in the aggregate own more than ten percent of Concorde’s capital stock. In October 1999, the Company and CPS Innovations, our 50.1% owned subsidiary, entered into a MicroPET Agreement with Concorde pursuant to which CTI PET Systems granted Concorde a license to the rights of CPS Innovations under the 1994 Collaboration Agreement with UCLA to data and other results of research performed by UCLA related to PET and nuclear medicine, including research related to high resolution (less than 2mm) PET for animals. In the MicroPET Agreement, CPS Innovations granted Concorde a non-exclusive royalty-free license for the sole purpose of production by Concorde of products for use in the high resolution animal PET market. All technology developed by Concorde useful in the design, development or production of PET scanners for humans belongs to CPS Innovations. All technology developed by Concorde that is useful in the development of PET scanners for animal applications belongs to Concorde. For a period of five years, CPS Innovations agreed to sell to Concorde, equipment and components needed to develop animal scanners and Concorde agreed to sell MicroPET scanners and related equipment for resale by CPS Innovations. Concorde purchases equipment and component parts to develop PET scanners for animals from CPS Innovations at approximately the same price at which CPS Innovations sells such equipment and components to its third-party distributors for use as spare and replacement parts. Concorde also acquires LSO from the Company at substantially the same price at which the Company sells LSO to CPS Innovations. The MicroPET Agreement has a five-year term, but CPS Innovations has retained the right to begin developing PET scanners for animals upon 180 days’ notice to Concorde.

      As part of the transactions contemplated by the MicroPET Agreement, CPS Innovations entered into a Patent and Technology Sublicense Agreement. Pursuant to this Sublicense, CPS Innovations granted Concorde a non-exclusive, royalty-free right to use the materials and methods covered by the LSO patents in the field of detector systems for high resolution animal PET scanners. The Patent and Technology Sublicense Agreement expires on the date that the Company’s license to use the LSO technology expires.

      Effective October 1, 1999, CPS Innovations and Concorde entered into a Development and Exclusive Supply Agreement pursuant to which CPS Innovations engaged Concorde to develop, manufacture and supply application specific integrated circuits used in the PET scanners manufactured by CPS Innovations. CPS Innovations agreed to pay Concorde for its development costs, production set-up costs and design maintenance procedures incurred in connection with the development and production of these circuits. Pursuant to that agreement, CPS Innovations paid Concorde $554,000, $459,000 and $601,000 for the years ended September 30, 2001, 2002, 2003 respectively. CPS Innovations further agreed that upon the successful development of the circuits, Concorde would be the exclusive supplier of the circuits. Concorde completed the development of the circuits in February 2002. CPS Innovations agreed to acquire at least $50,000 worth of circuits from Concorde each year during the term of the agreement. The actual amounts to be purchased by CPS Innovations will vary depending upon the demand for its PET scanners, subject to the $50,000 minimum annual purchase commitment for five years. Concorde also will receive a license fee for each circuit purchased by CPS Innovations. All technology developed by Concorde in the performance of the agreement belongs to CPS Innovations. Concorde agreed not to engage in or own an interest in a business competitive with CPS Innova-

tions or to design circuits for any competitor of CPS Innovations for a period of five years after the new circuits are developed. The agreement expires five years after the completion date of the development phase of the circuits.

      In September 2002, PETNET entered into an agreement with Concorde. Under the terms of the agreement, PETNET was granted an exclusive, royalty-free license to distribute Concorde products throughout the continental United States and Canada. PETNET is responsible for sales, marketing and education activities while Concorde is responsible for all product warranty, installation, training, service and technical support. In the event the annual orders do not exceed each previous year’s orders by 10%, distribution rights can be made nonexclusive at the sole discretion of Concorde. During the year ended September 30, 2003, total PETNET sales and cost of sales of Concorde products under this distribution agreement were $5,436,000 and $5,061,000, respectively. In addition, during 2003 PETNET purchases from Concorde were $5,550, and accounts payable at September 30, 2003 included $3,206,000 in payables to Concorde. There were no transactions under the agreement for the year ended September 30, 2002.

      On September 5, 2002 we entered into an LSO Supply Agreement with Concorde pursuant to which the Company agreed to provide Concorde with LSO. This agreement expires upon the termination of our license with Schlumberger to use the LSO technology. In this agreement, we agreed not to sell LSO to another third party engaged in the development or manufacture of PET scanners for use in animal applications. During the year ended September 30, 2003, LSO sales to Concorde were $1,371,000.

UCLA Relationship

      Our director Michael E. Phelps is the chair of UCLA’s Department of Molecular and Medical Pharmacology. In February 1994 we entered into a collaboration agreement with UCLA for the development of new technologies for the PET and radiopharmaceutical equipment markets. In this agreement, UCLA agreed to provide its facilities and research personnel to assist in the development process. We agreed to provide UCLA PET and radiopharmaceutical equipment at a price equal to the Company’s production cost, with the objective being that UCLA would have the state-of-the-art PET equipment for use in the collaboration program. We have a first right to obtain a license from UCLA for inventions developed solely by UCLA relating to PET and radiopharmaceuticals technology, provided UCLA has no existing licensing obligations to a third party sponsor of research. We also have a right to license UCLA’s undivided interest in any jointly developed inventions. The royalties for any license are subject to the terms of a mutual agreement between CTI and UCLA. The 1994 collaboration agreement had an initial five-year term with the right of the parties to extend the agreement for additional two year terms. The agreement was extended until January 2003.

      In 2000, we entered into a second collaboration agreement with UCLA to further enhance our development efforts relating to radiopharmaceuticals. Through this collaboration agreement, we created the LA Tech Center. In the collaboration agreement, UCLA’s Department of Molecular and Medical Pharmacology agreed to conduct research activities and specialized research services. We pay for all cost incurred in connection with the prosecution of patent applications and maintenance of issued patents directed to selected research results under this agreement. We agreed to provide personnel at no cost to work in the LA Tech Center. We also agreed to provide UCLA with PET and radiopharmaceutical equipment and radiopharmaceutical probes at a price equal to our production cost. In consideration for the research services, we agreed to pay UCLA a monthly research fee, specific research fees and an incentive fee. The incentive fee is based on net revenues received by us from the sale of products produced at the LA Tech Center. We also pay UCLA royalties for technology it licenses from UCLA. The collaboration agreement entered into during 2000 has a five-year term. UCLA has granted us the first option to negotiate for an exclusive a license to any UCLA inventions and jointly developed inventions under this agreement for the purpose of commercial development.

      In January 2003, we entered into a third collaboration agreement with UCLA, which substantially superseded the 1994 collaboration agreement. Under the new collaboration agreement, we CTI and UCLA have agreed to focus our research efforts on the improvement of hardware and software for PET and PET/ CT medical imaging; we and UCLA cooperate from time to time to focus this development effort. We have agreed to provide UCLA with PET and nuclear medicine equipment at a price equal to our production cost, with the objective being that UCLA will continue to have the state-of-the-art PET equipment for use in the collaboration program. We have a right of first refusal to negotiate for an exclusive license to inventions developed solely by UCLA, and to UCLA’s rights in any inventions we develop jointly with UCLA, relating to PET and nuclear medicine technology. The royalties for any license are subject to the terms of future agreement between us and UCLA.

Jordan & Davis Partners, LLC

      Our director Hamilton Jordan is a partner in Jordan & Davis Partners, LLC (Jordan-Davis). In March 2002 we entered into a Consulting and Sales Agency Agreement with Jordan-Davis, in which we appointed Jordan-Davis as our sales agent and representative in the state of Georgia, and made the appointment exclusive for sales resulting from the activities of the Georgia Cancer Coalition (the GCC) and sales to the GCC’s member hospitals. This agreement covers all products which we sell or distribute. Under the Consulting and Sales Agency Agreement, Jordan-Davis agreed to use its best efforts to obtain customers for our products in Georgia, and to provide us with consulting services to assist us in making sales to those customers. We pay Jordan-Davis an annual consulting fee and additional fees based on sales of our products and services in Georgia. During the fiscal year ended September 30, 2003, we paid Jordan-Davis a total of $100,000 in fees under the Consulting and Sales Agency Agreement. During the fiscal year ended September 30, 2002, we paid Jordan-Davis a total of $58,333 in fees under the Consulting and Sales Agency Agreement.

      In addition, pursuant to the Consulting and Sales Agency Agreement we granted Jordan-Davis two warrants to purchase an aggregate of 72,000 shares of our common stock at an exercise price of $6.56 per share. One of these warrants, for 40,000 shares of our common stock, expires 90 days following the termination or expiration of the Consulting and Sales Agency Agreement. The other warrant, for 32,000 shares of our common stock, expires either 90 days following the termination or expiration of the Consulting and Sales Agency Agreement or on February 7, 2007, whichever is later.

ITEM 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Who are CTI’s independent auditors?

      We have engaged the firm of
PricewaterhouseCoopers, LLP (PwC) as our independent auditors for the fiscal year ending September 30, 2004, and we are submitting the engagement for ratification by stockholders at the Annual Meeting. PwC served as our independent auditors and audited our financial statements for our fiscal year that ended September 30, 2003.

What vote is required to approve the proposal? What is the Board’s recommendation?

      Ratification of the appointment of PwC as the Company’s independent public accountants for fiscal 2004 requires the affirmative vote of a majority of shares present at the Annual Meeting, either in person or by proxy.

      The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending September 30, 2004.

Will representatives of PwC attend the Annual Meeting?

      We expect that representatives of PwC will be present at the Annual Meeting. They will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

What compensation was paid to PwC during the last two years?

      PwC has audited our financial statements for the fiscal years ended September 30, 2002 and September 30, 2003. The SEC has begun requiring new disclosures regarding the fees public companies pay their independent auditors for various services. We would not be required to make these disclosures until after our fiscal year ending September 30, 2004; however, we are complying with the requirements on a voluntary basis for the fiscal year ended September 30, 2003.

      Audit Fees. During the fiscal years ended September 30, 2002 and September 30, 2003, PwC billed us an aggregate of $1,312,940 for professional services rendered for:

•	Audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years;

•	Review of our financial statements included in our Quarterly Reports on Form 10-Q for those two fiscal years; and

•	Audit of our financial statements included in our Registration Statement on Form S-1, and amendments thereto, filed in connection with our initial public offering, which took place during the fiscal year ended September 30, 2002.

      Audit-Related Fees. During the fiscal years ended September 30, 2002 and September 30, 2003, PwC billed us an aggregate of $40,041 for assurance and related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.” These services include:

•	Accounting consultation on potential financing structures; and

•	Support and review services provided in connection with our acquisition of Mirada Solutions Limited.

      Tax Fees. During the fiscal years ended September 30, 2002 and September 30, 2003, PwC billed us an aggregate of $407,876 for tax compliance, tax advice, and tax planning services. These professional services consist of general consultation from time to time regarding compliance with and planning for federal, state, local, and international tax matters.

      All Other Fees. During the fiscal years ended September 30, 2002 and September 30, 2003, PwC billed us an aggregate of $0 for services rendered other than those described above under the headings “Audit Fees”, “Audit-Related Fees”, and “Tax Fees.”

Are PwC’s services pre-approved?

      Since May 6, 2003, all services provided to us by PwC have been required by SEC rules implementing the Sarbanes-Oxley Act of 2002 to be approved by the Audit Committee before PwC’s beginning to perform those services. In preparation for these rules taking effect, the Audit Committee established a policy setting forth procedures for PwC, in cooperation with our management, to seek pre-approval to provide services to us. These procedures divide potential services that might be provided by PwC into three classifications:

1.	Services that are permitted by the Audit Committee, including audit and review of annual and quarterly financial statements and related attestations, pension and benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services;

2.	Services that may be permitted by the Audit Committee, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, certain human resources services, and forensic auditing; and

3.	Services which PwC, as our independent auditor, may not legally provide, such as bookkeeping, internal audit outsourcing, and investment advising or investment banking.

      Many of PwC’s services are pre-approved annually. PwC and our management jointly prepare a schedule outlining all services that PwC could provide to us during the year which we reasonably expect to need, and categorizing them according to the classifications described above. Each service identified on the schedule then is reviewed and approved or rejected by the Audit Committee at its February meeting. The Audit Committee’s pre-approval of a service identified on the schedule does not obligate us to use PwC to provide the service; our management retains the discretion to obtain those services from other providers. Our management also retains the responsibility to negotiate with PwC regarding the terms on which any pre-approved service will be provided.

      Other services are pre-approved on a case-by-case basis. When the need for a service not previously pre-approved becomes apparent, PwC and our management jointly prepare a proposal for PwC to provide the services to us. The proposal then is reviewed and approved or rejected by the Audit Committee. The Audit Committee may designate a single member to approve or reject these interim requests.

      The Audit Committee’s policy strictly prohibits PwC from performing any services in the third category for us.

      No services provided by PwC were pre-approved by the Audit Committee pursuant to paragraph (c)(7)(ii)(C) of Rule 2-01 of Regulation S-X.

ITEM 3:

AMENDMENT OF 2002 LONG-TERM INCENTIVE PLAN

      At the Annual Meeting, stockholders will be asked to approve an amendment to the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan (2002 LTIP). The Board has adopted the 2002 LTIP to direct the attention and efforts of participating employees to our long-term performance by relating incentive compensation to the achievement of long-term corporate economic objectives. The 2002 LTIP also is designed to retain, reward and motivate participating employees by providing an opportunity for investment in the Company and the advantages inherent in ownership of our common stock. The amendment to be proposed at the Annual Meeting will increase the number of shares of our common stock available under the 2002 LTIP for awards of stock options and restricted stock, and will increase the number of those shares that may be awarded in the form of restricted stock. Our Board of Directors believes that this amendment is necessary in order to continue to recruit and retain a pool of skilled and experienced employees as our business expands.

What are the terms of the amendment?

      A summary of the principal features of the proposed amendment to the 2002 LTIP is provided below. This summary is qualified in its entirety by reference to the full text of the proposed amendment, which is attached to this proxy statement as Exhibit A.

      Increased number of shares available for all awards. The proposed amendment to the 2002 LTIP would increase from 3,000,000 to 5,000,000 the number of shares available for issuance pursuant to awards granted under the plan. Our compensation philosophy for all employees includes awards of stock options and restricted stock that permit our employees to become stockholders and align their interests with those of our non-employee stockholders. As of March 2, 2004, we had made awards under the 2002 LTIP covering 2,328,540 shares, leaving only 671,460 shares available for awards under the plan. This number of available shares would not permit us to compensate new and current employees in line with our compensation philosophy and our previous practice. The Board believes that the 2,000,000 additional shares that will be added to the 2002 LTIP by the amendment, if it is approved by the stockholders at the Annual Meeting, will meet our employee compensation needs for approximately the next two years.

      Increased number of shares available for restricted stock awards. In addition to increasing the number of shares available under the 2002 LTIP for all types of awards, the proposed amendment would increase the percentage of shares available under the 2002 LTIP that may granted in the form of restricted stock, unrestricted stock, or performance awards. The 2002 LTIP currently provides that up to 10% of the shares available for awards under the plan may be granted in the form of restricted stock, performance awards, or unrestricted stock. Without giving effect to the proposed amendment, 300,000 shares therefore are available for restricted stock awards under the 2002 LTIP. As of March 2, 2004, we had made restricted stock awards covering 289,986 of these shares, leaving only 10,014 shares available for restricted stock, performance, and unrestricted stock awards. Because these awards are limited to a percentage of the number of shares available for all awards under the 2002 LTIP, increasing the number of shares available for all awards from 3,000,000 to 5,000,000 would increase the number of shares available for these awards from 300,000 to 500,000. The amendment to be considered at the Annual Meeting would increase to 600,000 shares the total number of shares available for issuance as restricted stock, unrestricted stock, or performance awards under the 2002 LTIP. Restricted stock is increasing in importance in employee and executive compensation generally and in our industry in particular, and our Board therefore believes that this increase in the number of shares available for awards of restricted stock will enhance our ability to recruit and retain highly qualified officers and employees.

What vote is required to approve the proposal? What is the Board’s recommendation?

      Approval of the proposed amendment to the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan requires the affirmative vote of a majority of shares present at the Annual Meeting, either in person or by proxy.

      The Board of Directors recommends that the stockholders vote FOR the proposal to approve and adopt the amendment to the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan.

What are the terms of the 2002 Long-Term Incentive Plan?

      A summary of the principal features of the 2002 LTIP is provided below. This summary focuses on the current terms of the 2002 LTIP, and notes where these terms would be changed by the amendment proposed for action at the Annual Meeting. This summary is qualified in its entirety by reference to the full text of the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan, which is attached as Exhibit 10.32 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003, as filed with the SEC on December 23, 2003. (You can find a copy of our Annual Report on Form 10-K in the “Investor Relations” section of our section of our corporate website, www.ctimi.com, under the heading “SEC Filings.”) Upon written request, we will provide a copy of the full text of the 2002 LTIP to any person to whom a copy of this proxy statement is delivered, promptly and without charge.

General Terms

      Our 2002 LTIP was adopted by the Board on April 3, 2002 and was approved by our stockholders on May 23, 2002. The purpose of the 2002 LTIP is to promote our success and enhance our value by linking the personal interests of participants to those of the stockholders, and by providing such persons with an incentive for outstanding performance.

      The 2002 LTIP authorizes the granting of awards to employees, officers, directors and consultants in the following forms:

•	options to purchase shares of our common stock, which may be non-qualified stock options or incentive stock options under the U.S. tax code;

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the Compensation Committee;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and

•	other stock-based awards determined in the discretion of the Compensation Committee, including unrestricted stock grants.

      The number of shares reserved and available for awards or that may be used to provide a basis of measurement for or to determine the value of an award (such as with a stock appreciation right or a performance share) issued under the 2002 LTIP is 3,000,000 shares. Not more than 3,000,000 shares of stock may be granted in the form of incentive stock options, and not more than 10% of the total number of shares authorized under the 2002 LTIP may be granted as awards of restricted or unrestricted stock or performance shares. In the event that any outstanding award for any reason expires or is terminated before the end of the period during which awards may be granted, the unexercised shares will again be available for grant under the 2002 LTIP.

      The 2002 LTIP is administered by our Compensation Committee. Except as described below for non-employee director grants, the Compensation Committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations that it may deem advisable to administer the 2002 LTIP; and make all other decisions and determinations that may be required under the 2002 LTIP. Our Board may at any time administer the 2002 LTIP. If so, it will have all the powers of the Compensation Committee.

      The 2002 LTIP provides for the automatic grant of stock options to our independent directors according to parameters established from time to time for compensation of our independent directors. These parameters are described elsewhere in this proxy statement, under the heading “How are directors compensated?” The Compensation Committee cannot make discretionary grants to non-employee directors under the 2002 LTIP.

      All awards must be evidenced by a written agreement with the participant, which will include the provisions specified by the Compensation Committee. The exercise price for any option cannot be less than the fair market value of our common stock as of the date of the grant.

      Under Section 162(m) of the U.S. tax code, a public company may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers. The 2002 LTIP is designed to comply with Section 162(m) so that the grant of options and stock appreciation rights under the 2002 LTIP, and other awards, such as performance shares, that are conditioned on the performance goals described in the 2002 LTIP, will be excluded from the calculation of annual compensation for purposes of Section 162(m) and will be fully deductible. In order to qualify for this exclusion, the 2002 LTIP is subject to the following restrictions:

•	no more than 400,000 shares may be granted during any one calendar year to any one participant under the 2002 LTIP in the form of options and/or stock appreciation rights, plus an additional 200,000 shares if the grant is made in connection with his or her initial employment, and

•	no more than $5,000,000 fair market value of any other awards (less any consideration paid by the participant for such award) may be granted to any one participant during any one calendar year under the 2002 LTIP.

      All options and stock appreciation rights granted under the 2002 LTIP will be fully deductible notwithstanding Section 162(m). However, in order to assure full deductibility of other types of awards under Section 162(m), the Compensation Committee may establish objectively determinable performance goals for the award based on one or more of the following performance criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, department, region or function within the company or an affiliate:

•	earnings per share,

•	EBITDA (earnings before interest, taxes, depreciation and amortization),

•	EBIT (earnings before interest and taxes),

•	economic profit,

•	cash flow,

•	sales growth,

•	net profit before tax,

•	gross profit,

•	operating profit,

•	return on equity,

•	return on assets,

•	return on capital,

•	changes in working capital,

•	stock price, or

•	stockholder return.

      The Compensation Committee must establish such goals before the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Any payment of an award granted with these performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

      In the event of a corporate transaction involving CTI (including any stock dividend, stock split, merger, spin-off, or related transaction), the share authorization limits and restrictions described above will be adjusted proportionately, and the Compensation Committee may adjust awards to preserve their benefits or potential benefits.

      Upon the death or disability of a participant, all of his or her outstanding options and other awards will become fully vested. Unless otherwise provided in an award certificate, if a participant’s employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the 2002 LTIP) within two years after a change in control of the company, all of such participant’s outstanding options and other awards will become fully vested. The Compensation Committee may in its discretion accelerate the vesting of an award at any other time, and may discriminate among participants or among awards in exercising its discretion.

      Our Board or the Compensation Committee may at any time terminate or amend the 2002 LTIP without stockholder approval; but the board or the Compensation Committee may condition any amendment on the approval our stockholders for any reason. No termination or amendment of the 2002 LTIP may adversely affect any award previously granted under the 2002 LTIP without the written consent of the participant. The Compensation Committee may amend or terminate outstanding awards, but such amendments may require the consent of the participant and, unless approved by our stockholders or otherwise permitted by the anti-dilution provisions of the 2002 LTIP, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

      No awards will be granted under the 2002 LTIP before its effective date. Any awards will be made at the discretion of the Compensation Committee, other than the non-discretionary grants of options to non-employee directors pursuant to the terms of the 2002 LTIP, as described above. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups (other than non-employee directors) pursuant to the 2002 LTIP in the future.

Federal Income Tax Consequences

      The 2002 LTIP is not qualified under Section 401(a) of the U.S. tax code.

      Incentive Stock Options. No income will be realized by a participant upon this or her purchase of shares pursuant to the exercise of an incentive stock option. In order to take advantage of this tax benefit, the participant must not dispose of the shares for at least one year after the date he or she exercised the incentive stock option and at least two years after the date he or she first was granted the option. Assuming compliance with this and other applicable tax provisions, a participant will recognize long-term capital gain or loss when the participant disposes of the shares, measured by the difference between the exercise price of the option and the amount realized for the shares at the time of disposition. No deduction will be allowed to CTI for federal income tax purposes at the time of the grant or exercise of an incentive stock option.

      If the participant disposes of shares purchased upon the exercise of an incentive stock option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent of the lesser of the amount realized by the participant in excess of the exercise price, or the spread between the exercise price and the fair market value of the shares at the time the option is exercised. Any amount realized in excess of the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain, depending upon the holding period of the shares. At the time of such a “disqualifying disposition” by a participant, our company will be entitled to a deduction for the amount taxable to the participant as ordinary income.

      Non-qualified Stock Options. The exercise of a non-qualified stock option will result in the recognition of ordinary income by the participant for federal income tax purposes in an amount equal to the difference between the exercise price and the fair market value of the shares acquired upon the exercise of the option. CTI will be entitled to a deduction equal to the amount of income recognized by the participant. Upon the later sale of any shares acquired upon the exercise of a non-qualified stock option, any amount realized by the participant in excess of the amount recognized by the participant as ordinary income will be treated as long- or short-term capital gain to the participant, depending upon the holding period of the shares.

      Stock Appreciation Rights. A participant will realize ordinary income upon the exercise of the stock appreciation right equaling the amount of cash received or the current fair market value of stock acquired, and CTI will receive a corresponding deduction. Upon subsequent disposition of any shares received, any gain or loss will be a long- or short-term capital gain or loss depending upon the applicable holding period.

      Restricted Stock. The federal income tax consequences of awards of stock purchase rights will depend on the facts and circumstances of each award, and in particular, the nature of the restrictions imposed with respect to the stock which is the subject of the award. In general, if the stock is subject to a “substantial risk of forfeiture” – i.e., if rights to full enjoyment of the benefit of ownership of the stock are conditioned upon the future performance of substantial services by the participant – a taxable event occurs only when the risk of forfeiture ceases. At that time, the participant will realize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk ceases over the participant’s cost for such stock, and CTI will be entitled to a deduction in the same amount. Under certain circumstances, the participant can accelerate the taxable event with respect to the stock, in which event the ordinary income amount and CTI’s deduction will be measured as of the date stock is deemed to have been transferred to the participant. If the restrictions with respect to stock which is the subject of a restricted stock award do not subject the participant to a “substantial risk of forfeiture” of the stock, then the participant will realize ordinary income with respect to the stock to the extent of the difference at the time of the transfer of the stock to the participant between the fair market value of the stock and the participant’s cost therefor, and CTI will be entitled to a deduction in the same amount. Subsequent to the determination and satisfaction of the ordinary income tax consequences, any further gain or loss realized on the subsequent disposition of such stock will be a long-or short-term capital gain or loss depending upon the applicable holding period.

      Performance Awards. A participant will realize ordinary income upon receipt equaling the amount of cash or the current market value of the stock received, and CTI will receive a corresponding deduction. Upon subsequent disposition of any shares received, any gain or loss will be a long-or short-term gain or loss depending upon the applicable holding period.

      The foregoing description of tax consequences is based upon present federal income tax laws and is subject to change as the laws change. The summary does not cover any state or local tax consequences of participation in the 2002 LTIP.

New Plan Benefits

      No awards have been granted under the 2002 LTIP that are conditioned on approval by the stockholders of the amendment to be considered at the Annual Meeting. Awards have been made in the past and will be made in the future at the discretion of the Compensation Committee, other than the non-discretionary grants of options to non-employee directors described above and elsewhere in this proxy statement. Therefore, it is not presently possible to determine the benefits or amounts that will be received in the future by any individuals or groups (other than non-employee directors) pursuant to the 2002 LTIP as it will be amended by the proposed amendment, if the amendment is approved by the stockholders at the Annual Meeting.

Equity Compensation Plan Information

      In the table below, we summarize certain information regarding shares available as of September 30, 2003 for issuance under our equity compensation plans; the information in this table does not include the effect of the amendment to the 2002 LTIP that will be considered at the Annual Meeting:

	(a)	(b)	(c)
			Number of securities
			remaining for future
	Number of securities		issuance under equity
	to be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in column
Category	warrants and rights	warrants and rights	(a))

Equity compensation plans approved by security holders	3,501,781	$9.70	1,381,089 (1)
Equity compensation plans not approved by security holders	450,506 (2)	$5.12	—
Total	3,952,287	$9.18	1,381,089

(1)	Includes up to 5,928 shares that may be granted as awards of restricted stock, performance shares or unrestricted stock under the 2002 LTIP.

(2)	Includes warrants to acquire 76,000 shares issued in connection with the execution of a consulting agreement and 374,506 options issued outside of our 1998 Amended and Restated Incentive Stock Option Plan to certain non-employee advisors and consultants. See “Stock Options, Warrants and Restricted Stock” in note 9 of the notes to our consolidated financial statements, which can be found in our Annual Report on Form 10-K for the fiscal year ended September 30, 2003, as originally filed with the SEC on December 23, 2003.

OTHER MATTERS

      As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter properly is brought before the Annual Meeting for action by the stockholders, the proxy holders will vote the shares of common stock represented by proxies in the enclosed form that are returned to us as recommended by the Board of Directors or, if the Board gives no recommendation, as they may determine in their own discretion. Please note that, for a matter to be properly brought before the Annual Meeting, the stockholder proposing the matter must have complied with the notice, timing, and other requirements set forth in our Bylaws. Some of these procedures are summarized in this proxy statement, under the heading “How are directors nominated for election?”

ADDITIONAL INFORMATION

How can stockholders submit proposals for the 2005 annual meeting?

      Stockholders interested in presenting a proposal for consideration at our annual meeting of stockholders to be held in 2005 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws. Some of these procedures are summarized in this proxy statement, under the heading “How are directors nominated for election?” Among other requirements, to be eligible for inclusion, stockholder proposals must be received by our Corporate Secretary not earlier than December 7, 2004 and not later than January 6, 2005. The full requirements for submission of proposals are set forth in our Bylaws. Stockholders may obtain a copy of the full text of the stockholder proposal and director nomination requirements of the Bylaws, without charge, by writing to: CTI Molecular Imaging, Inc., 810 Innovation Drive, Knoxville, Tennessee 37932-2571, Attention: Corporate Secretary.

APPENDIX 1:

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD

OF DIRECTORS OF CTI MOLECULAR IMAGING, INC.

Purpose

      The Audit Committee (the “Committee”) is appointed by the Board of Directors for the following purposes:

•	to assist the Board of Directors in the oversight of:

¢	the integrity of the Company’s financial statements,

¢	the accounting and financial reporting processes of the Company and the audit of the financial statements of the Company,

¢	the Company’s compliance with legal and regulatory requirements,

¢	the independent auditors’ qualifications and independence, and

¢	the performance of the Company’s internal audit function and independent auditors.

•	to prepare a report of the Committee which is to be included in the Company’s proxy statement relating to the annual meeting of stockholders and which complies with the applicable rules and regulations of the SEC.

      In furtherance of this purpose, the Committee shall maintain direct communication among the Company’s independent auditors and director of internal audit and the Board of Directors. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee has the authority to retain at the Company’s expense outside legal, accounting or other advisors to advise the Committee and to receive appropriate funding, as determined by the Committee, from the Company for the payment of the compensation of such advisors and for the payment of ordinary administrative expenses of the Committee that are necessary to carry out its duties. The independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company shall report directly to the Committee and are ultimately accountable to the Committee and the Board of Directors.

      The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

Composition of the Committee

      The Committee shall be composed of at least three members, who shall be independent directors meeting the requirements of the Nasdaq Stock Market (“Nasdaq”) listing standards and the rules of the Securities and Exchange Commission (the “SEC”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

      At least one member of the Committee shall be an “audit committee financial expert” within the meaning set forth by the rules of the SEC. Each member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      In light of the extraordinary commitment of time and attention required of members of the Committee in fulfilling their responsibilities, no member of the Committee shall be a member of the audit committee, or a committee fulfilling similar functions, of more than two other public companies.

Authority and Responsibilities

      In addition to the general authority and responsibilities described above, the Committee shall:

•	At least annually, review and reassess the adequacy of this Charter and evaluate the performance of the Committee and report the results thereof to the Board of Directors.

•	In consultation with corporate management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps corporate management has taken to monitor, control and report such exposures.

•	At least annually, the Committee shall ensure that it receives from the Company’s independent auditors a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard I. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. The Committee shall also be responsible for taking, or recommending that the Company’s Board of Directors take, appropriate action to oversee the independence of the independent auditors.

•	At least annually, review the qualifications, independence and performance of the independent auditors and present its conclusions to the Board of Directors in advance of the annual meeting of stockholders. As part of such annual review, obtain and review a report by the independent auditors describing:

➢	the independent auditors’ internal quality-control procedures,

➢	all relationships between the independent auditors and the Company, which may be included in the report required by Independence Standards Board Standard I,

➢	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and

➢	any steps taken to deal with any such issues.

•	Annually obtain and review a report from the independent auditors, which shall be delivered prior to and within 90 days of the filing of the audit report with the SEC, which sets forth:

➢	All critical accounting policies and practices used by the Company,

➢	All alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm, and

➢	Other material written communication between the accounting firm and management.

•	Review all major accounting policy matters involved in the preparation of interim and annual financial reports with management and any deviations from prior practice with the independent auditors.

•	Directly appoint, retain, compensate, evaluate, oversee and, where appropriate, terminate the Company’s independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company but excluding any local statutory audit or bookkeeping firms. The Committee shall also have sole authority to pre-approve, to the extent required by applicable law or Nasdaq listing standards, all audit and non-audit engagements of the independent auditors. In accordance with applicable law and Nasdaq listing standards, the Committee may delegate this authority to one or more designated members of the Committee; provided that any such decision made pursuant to the foregoing delegation of authority shall be presented to the Committee at its next regularly scheduled meeting. The Company must provide the Committee appropriate funding, as determined by the Committee, for payment of compensation to the Company’s independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•	Satisfy itself as to the professional competency of the director of internal audit and the adequacy of his or her staff in discharging the responsibility of the office. Review with management the appointment and, where appropriate, replacement of the director of internal audit.

•	Review with the independent auditors and with the director of internal audit, at a time when the annual audit plan is being developed, the plan’s timing, scope, staffing, locations, foreseeable issues, priorities and procedures, the coordination between the independent auditors and the director of internal audit in executing the plan and the engagement team.

•	Review annually the Company’s internal auditing program and significant reports with the director of internal audit, as well as corporate management’s response and follow-up to those reports.

•	Meet quarterly with management and with the independent auditors, to discuss, as the case may be, the annual audited financial statements and the quarterly financial statements prior to SEC filing, including, in each case, a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Review and discuss (1) the type and presentation of information included in press releases of unaudited interim and annual financial results, including, without limitation, the use of “pro-forma” or “adjusted” non-GAAP information and (2) the presentation of earnings guidance provided to analysts and ratings agencies.

•	Review with the independent auditors, on completion of the annual audit, their experience, any difficulties encountered, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. Oversee the resolution of any disagreements between management and the independent auditors. Discuss the matters required to be communicated to the Committee in accordance with AICPA SAS 61.

•	Review and discuss with management, the independent auditors and the director of internal audit: (a) the adequacy and effectiveness of the Company’s internal controls (including any significant deficiencies, material weaknesses and significant changes in internal controls reported to the Committee by the independent auditors or management); (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosures controls and procedures, and management’s reports thereon.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Establish clear hiring policies for current or former employees of the independent audit firm.

•	Conduct an appropriate review of all related party transactions for potential conflict of interest situations and approve all related party transactions. For purposes hereof, the term “related party transaction” shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

•	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

•	Report annually to the Board of Directors, after the close of each fiscal year but prior to the Company’s annual meeting of stockholders, as well as on any other appropriate occasion, any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function, and whatever else the Committee deems appropriate.

•	Recommend whether the Company’s financial statements should be included in the Company’s annual report on Form 10-K filed with the SEC.

•	Perform any other activities consistent with this Charter, the Company’s bylaws, and governing law as the Committee or the Board of Directors deems necessary or appropriate.

Committee Meetings

      The Committee shall meet as often as it determines, but not less frequently than four times per year. The Committee shall also meet periodically with management, the internal auditors and the independent auditors in separate executive sessions. Minutes of each of these meetings shall be kept and the Company’s chief financial officer will function as the management liaison officer to the Committee.

EXHIBIT A:

AMENDMENT #1 TO THE CTI MOLECULAR IMAGING, INC.

2002 LONG-TERM INCENTIVE PLAN

(PROPOSED FOR ADOPTION AT THE ANNUAL MEETING)

      This Amendment #1 (this “Amendment”) to the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Stock Plan (the “Plan”) is made and executed this 10th day of February, 2004, to be effective upon the approval of the Company’s stockholders.

Background

      A. The Board of Directors of CTI Molecular Imaging, Inc. (the “Company”) has deemed it to be in the best interests of the Company and its stockholders to (i) to amend the 2002 Plan to increase to 5,000,000 the aggregate number of shares available for grant pursuant to awards issued thereunder, and (ii) change the aggregate number of shares that may be granted as restricted stock, performance shares, and unrestricted stock from 10% of the aggregate authorized amount to 600,000.

Amendment

      THEREFORE, in accordance with Section 15.1 of the Plan, the Plan hereby is amended as follows:

      1. Section 5.1 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 14.1, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Award) shall be 5,000,000. Not more than 600,000 of such aggregate number of Shares may be granted as Awards of Restricted Stock, Performance Shares or unrestricted Stock.

      2. Solely for purposes of clarification, to reflect the adjustment of the Company’s capital structure in connection with its initial public offering, Section 5.4 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 400,000; provided, however, that in connection with his or her initial employment with the Company, a Participant may be granted Options or SARs with respect to up to an additional 200,000 Shares, which shall not count against the foregoing annual limit. The maximum fair market value (measured as of the Grant Date) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $5,000,000.

      3. The provisions of the Plan, as heretofore amended, shall remain in full force and effect.

SIGNATURE

      IN WITNESS HEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.

CTI MOLECULAR IMAGING, INC., a Delaware corporation

A-1

2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 6, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The 2004 Annual Meeting of Stockholders of CTI Molecular Imaging, Inc. a Delaware corporation, will be held on Tuesday, April 6, 2004, beginning at 9:30 a.m. Eastern time, at the Company’s headquarters at 810 Innovation Drive, Knoxville, Tennessee 37932-2571. The undersigned hereby acknowledges receipt of the combined Notice of 2004 Annual Meeting of Stockholders and Proxy Statement dated March 4, 2004, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.

   The undersigned hereby appoints David N. Gill and Jack H. McCall, or either of them, attorneys and agents, with full power of substitution, to vote as proxy (or, if the undersigned is a proxy, as substitute proxy) all shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

   The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof. If no instruction is given, this proxy will be voted FOR proposals 1, 2, and 3.

   This proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the undersigned’s instructions set forth herein. If no instructions are provided, this proxy will be voted FOR each of the proposals described below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

1. As to the election of the nominees named in the proxy statement delivered in connection with the Annual Meeting of Stockholders to serve on the Company’s Board of Directors for a three-year term ending at the annual meeting of stockholders in 2007:

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY for all nominees
Wolf-Ekkehard Blanz, Ph.D. Hamilton Jordan Michael E. Phelps, Ph.D.
Instruction: To withhold authority to vote for any director nominee, mark this box and also draw a line through the name of the nominee in the list above.

(continued on reverse side)

2. As to ratification of the reappointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants:

☐ FOR        ☐ AGAINST       ☐ ABSTAIN

3. As to approval and adoption of an amendment to the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan:

☐ FOR        ☐ AGAINST       ☐ ABSTAIN

   With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE: ☒

Dated:	, 2004

Signature of stockholder

Signature of stockholder, if held jointly

Please sign your name as it appears on this proxy. Joint owners each should sign. When signing as trustee, administrator, executor, attorney, etc., please indicate your full title as such. Corporations should sign in full corporate name by President or other authorized officer. Partnerships should sign in full partnership name by authorized partner.

Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope.

THANK YOU FOR VOTING